EXHIBIT 99.3

CONSENT OF ROBB KNIE

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, as amended, I, Robb Knie, hereby consent to be named as a prospective director of eOn Communications Corporation (“eOn”) in the Registration Statement on Form S-4 of eOn dated February 7, 2014, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ Robb Knie
Name:	Robb Knie

Dated: February 7, 2014